                                                               EXHIBIT 99(d) (2)

                       FIRST AMERICAN STRATEGY FUNDS, INC.

                                    EXHIBIT A
                                       TO
               INVESTMENT ADVISORY AGREEMENT DATED OCTOBER 1, 1996

                           EFFECTIVE DECEMBER 10, 2008

EFFECTIVE DATES:

PORTFOLIO                                                EFFECTIVE DATE
------------------------------------------   -----------------------------------
Strategy Aggressive Growth Allocation Fund             October 1, 1996
Strategy Growth Allocation Fund                        October 1, 1996
Strategy Balanced Allocation Fund                      October 1, 1996
Strategy Conservative Allocation Fund                  October 1, 1996
Income Builder Fund                                   February 22, 2006

ADVISORY FEES:

                                             ANNUAL ADVISORY FEE AS A PERCENTAGE
PORTFOLIO                                        OF AVERAGE DAILY NET ASSETS
------------------------------------------   -----------------------------------
Strategy Aggressive Growth Allocation Fund                  0.10%
Strategy Growth Allocation Fund                             0.10%
Strategy Balanced Allocation Fund                           0.10%
Strategy Conservative Allocation Fund                       0.10%
Income Builder Fund                                         0.10%


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